EXHIBIT (8)(r)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (LORD ABBETT)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN LORD ABBETT FAMILY OF FUNDS.,

LORD ABBETT DISTRIBUTOR LLC AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 3rd day of March, 2005, by and among Lord Abbett Family of Funds (the “Fund”), Lord Abbett Distributor LLC., a New York limited liability corporation, (the “Underwriter”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”),

WITNESSETH

WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Fund, the Underwriter and the Company desire to amend Schedules A and B to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree:

1.	Amendment. Schedule(s) A and B to this Agreement are amended in their entirety and are replaced by the Schedule(s) A and B attached hereto.

2.	Effectiveness The revised Schedule(s) A and B of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

LORD ABBETT FAMILY OF FUNDS		ML LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Lawrence H. Kaplan	By	/s/ Edward W. Diffin Jr.
Name:	Lawrence H. Kaplan	Name	: Edward W. Diffin Jr.
Title:	Vice President and Asst. Secretary	Title:	VP & Sr. Counsel
Date:	March 3, 2005	Date:	3/7/05

LORD ABBETT DISTRIBUTOR LLC
By:	Lord, Abbett & Co, LLC, its
Managing Member

By	/s/ Lawrence H. Kaplan
Name	Lawrence H. Kaplan
Title:	Member and Deputy General Counsel
Date	March 3, 2005

Schedule A

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch IRA Annuity

Contract No. MLNY-VA-006

Merrill Lynch Investor ChoiceSM Annuity

Contract No. MLNY-VA-010

As of March 3, 2005

Schedule B

Designated Portfolios and Class

Lord Abbett Affiliated Fund, Inc.	Class A

Lord Abbett Bond Debenture Fund, Inc.	Class A

Lord Abbett Mid-Cap Value Fund, Inc.	Class A

As of March 3, 2005